Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lori Cohen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Conversion Services International, Inc. for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Conversion Services International, Inc.

	By:	/S/ Lori Cohen
Date: March 23, 2011	Name:	Lori Cohen
	Title:	Chief Executive Officer (Principal Executive Officer)

I, William Hendry, certify, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Conversion Services International, Inc. for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Conversion Services International, Inc.

	By:	/S/ William Hendry
Date: March 23, 2011	Name:	William Hendry
	Title:	Chief Financial Officer (Principal Financial Officer)